UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2011

EVERGREEN ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 17, 2011, Evergreen Energy Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement pursuant to which it agreed to sell $700,000 aggregate principal amount of convertible notes in a registered direct public offering for an aggregate gross purchase price of $662,000.   The notes mature thirty days after issuance and can be repaid in cash or, subject to certain limitations, in common stock.  Subject to certain ownership limitations and certain conversion price adjustments, the convertible notes are convertible at $0.46 per share (the “Conversion Price”).  In the event of a change of control, the Notes may be redeemed at the greater of (i) the principal amount of notes outstanding multiplied by the quotient determined by dividing the highest closing price between the day preceding the announcement of the change of control and receipt of the redemption notice by the Conversion Price; and (ii) 115% of the principal amount of notes outstanding.  In the event of default, the Notes may be redeemed at the greater of (i) the principal amount of notes outstanding multiplied by the quotient determined by dividing the highest closing price between the date preceding the event of default and receipt of the redemption notice by the Conversion Price; or (ii) a premium of up to 115% (depending on the type of event of default) of the principal amount of notes outstanding.  Net proceeds of the offering, after deducing estimated offering expenses, are estimated to be approximately $628,750.

The convertible notes and common stock issuable upon conversion of the notes will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-162720), which became effective on January 19, 2010.  A copy of the opinion of Moye White LLP relating to the legality of the issuance and sale of the notes and shares of common stock issuable upon conversion of the notes in the offering is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

On November 17, 2011, the Company entered into a Securities Purchase Agreement pursuant to which it agreed to sell warrants to purchase up to 760,870 shares of Common Stock of the Company in a private placement for an aggregate purchase price of $38,000.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company.

1.               On November 17, 2011, the Company completed the sale of warrants to purchase up to 760,870 shares of the Company’s Common Stock (“Warrants”).  The purchase price of the Warrants was $38,000.

2.               The Warrants are exercisable for an aggregate of up to 760,870 shares of Common Stock at an exercise price of $0.46 per share.  The Warrants are immediately exercisable and have a five year term.  The Warrants are not redeemable by the Company.

3.               The Warrants were sold exclusively to two accredited investors within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

4.               The Company has agreed to pay certain offering expenses incurred by the investor of approximately $3750.  Net proceeds of the offering after the estimated offering expenses, and excluding net proceeds, if any, from the exercise of warrants issued in the offering, are approximately $34,250.  The proceeds of the offering will be used to provide working capital to the Company.

5.               The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  Each of the investors in the offering qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  In addition, the Warrants, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each investor in the offering with disclosure of all aspects of our business, including providing each investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

The foregoing summaries of the terms of the securities purchase agreement, warrants and notes are subject to, and qualified in their entirety by, such documents as attached hereto as Exhibits 4.1, 4.2, and 4.3.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Securities Purchase Agreement dated November 17, 2011
4.2	Form of Warrant
4.3	Form of Convertible Note
5.1	Opinion of Moye White LLP
99.1	Press Release dated November 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: November 18, 2011	By:	/s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Securities Purchase Agreement dated November 17, 2011
4.2	Form of Warrant
4.3	Form of Convertible Note
5.1	Opinion of Moye White LLP
99.1	Press Release dated November 18, 2011.